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                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Millennium Chemicals Inc. (the 'Company') and Millennium America Inc. of our report dated March 10, 2003 relating to the consolidated financial statements of Equistar Chemicals, LP, which appears in the Company's Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the reference to us under the heading 'Experts' in such registration statement.

PricewaterhouseCoopers LLP
Houston, Texas
June 12, 2003